[Logo of REO Energy, Ltd.]
REO Energy, Ltd.
5416 Birchman Avenue, Fort Worth, Texas 76107 USA
Tel(817)732-8739  Fax(817)732-8762


December 27, 2995

Ingenium Capital Corp.
902 Jonathan Dr.
Penticton, BC V2A 8Z6
Canada

Re:  Phillips #2
     Barnett Shale Prospect
     Montague County, Texas

Dear Ted:

This letter will serve as a submittal to you of a working interest in the above captioned prospect subject to drilling of the above described well. REO Energy, Ltd. proposed a test well on the above-described lease to a maximum depth of 9000 feet or of sufficient depth to test the Barnett Shale Formation. This lease contains approximately 40 acres and is burdened by a total of 25% royalty and overriding royalty interest.

You agree to pay $80,000 (Eighty Thousand Dollars) for an undivided 5.0% working interest in the prospect, equal to a 3.75% net revenue interest.

You understand that this is a limited turnkey prospect through the tanks. "Limited Turnkey Prospect" shall mean that your payment shall cover all costs associated with the lease through completion of the well and delivery through the tanks; provided, however, if REO ENERGY, LTD., and/or Operator encounter any circumstance(s) on the lease, prior to deliver through the tanks, which would cause a reasonable and prudent operator to cease operations and abandon the well, the and in that event REO ENERGY, LTD., and/or Operator shall have the absolute right, without Non-Operator's consent, to cease operations and abandon the well, return to Non-Operator the portion of Non-Operator's payment which was not, as of the date of abandonment, expended plus Non-Operator's share of the reasonable value of all salvageable equipment on the lease, if any. Upon the receipt of such payment, Non-Operator shall be deemed to have released REO ENERGY, LTD. and Operator from any and all further obligations and responsibilities arising out of or associated with this Agreement and the other agreements referred to herein.

Upon completion of this well as a commercial producer, we agree to assign to you an undivided 5.0% working interest in and to the lease subject to your pro-rata share of the royalty and overriding royalty interest equal to a 3.75% net revenue interest.

By execution of this participation letter, you understand and agree that Rife Energy Operating, Inc. will the the operator of record, and its standard operating agreement will then become effective and govern the day to day operations.

After completion of this well as a commercial producer, REO Energy, Ltd. will begin to evaluate the drilling of additional wells on adjoining acreage held by REO Energy, LTD. Should REO Energy, Ltd. determine that additional wells should be drilled, you will have the right to participate for up to a 5.0% working interest on a turnkey basis with the cost to be determinded by current market conditions at the time the well is to be spudded.

                                     TITLE

REO Energy, Ltd. has employed attorneys to review the title to the concerned lease. (It being understood, however, that all the burdens on the lease set forth and described in Exhibit "A" may not be of record or have been disclosed to such attorneys employed by REO Energy, Ltd. The fact that such are not set forth in said title opinions shall not prevent or be any basis for claiming that the assignment of an interest to you shall not be subject to such burdens if such burdens are not disclosed in Exhibit "A"). REO Energy Ltd. presently believes such title is sufficiently clear for drilling operations to begin. REO Energy, Ltd. does not, however, make any warranty either expressed or implied, of such title (nor will any warranty be made in any assignment to you) other than that (A) REO Energy, Ltd. has not executed and will not execute without your consent, any documents for the purpose of creating burdens on the working interest to be assigned to you pursuant to this letter agreement in excess of those indicated or contemplated herein or in the attached Exhibits including the operating agreement, (B) any burdens on the working interest or faults in title existing at the time of the assignment to you of your interest in the lease will be borne by REO Energy, Ltd. in a proportion at least equal to the proportion which the share of the working interest retained by REO Energy, Ltd. bears to the entire (8/8) working interest, and (C) REO Energy, Ltd. has neither encumbered nor assigned to any other party the undivided interest it is agreeing to assign to you hereunder.

                    YOUR REPRESENTATIONS TO REO ENERGY, LTD.

REO ENERGY, LTD. understands from you or your representative, the following:

(A) You are financially sophisticated in business and oil and gas drilling ventures;

(B) You understand that although we all hope to make money from this matter, this, as with any oil and gas drilling venture, is a very high risk undertaking and all of your investment (including your contribution for completion expenses) may very likely be lost or else never recovered in its entirety and no representations to the contrary have been made to you or your representatives by REO Energy, Ltd. or its representatives;

(C) You have your own tax counsel and recognize that REO Energy, Ltd. makes no representation of warranty of any kind of the proper tax treatment of your expenditures for this matter;

(D) You and REO Energy, Ltd. are not herein agreeing and have not, in any way, agreed to be partners or trustees for the other in regard to the venture and matters herein set forth;

(E) You understand that this matter is not being registered with either the SEC or under the Blue Sky Laws of any state;

(F) You have performed your own investigation, to the extent you believe necessary, of this matter; and

(G) This agreement represents the entire agreement between you and REO Energy, Ltd. and sets out all inducements or representations made by either party hereto to the other party hereto in regard to this agreement.

Your execution of this letter agreement shall be deemed to indicate the warranty that all of the foregoing statements (A) through (G) are true, correct and you agree to them and the entire letter agreement.

Yours truly,

REO Energy, Ltd.

\s\ Joe Bill Bennett
------------------------
Joe Bill Bennett
Manager


Agreed to and accepted this 27th day of December, 2005 for a 5.0% working interest equal to a 3.75% net revenue interest at a total cost of $80,000 through the tanks in the Phillips #2 well.

Ingenium Capital Corp.
-----------------------------           --------------------------------------
Company Name                            Social Security No. or Fed. Tax ID No.

902 Jonathan Dr.                        \s\ Ted Kozub
-----------------------------           --------------------------------------
Address                                 Signature

Penticton, BC V2A 8Z6                   Ted Kozub
-----------------------------           --------------------------------------
City, State, Zip                        Printed Name and Title

Canada                                  President
----------------------------
Country